January 2026

Pricing Supplement

Dated January 30, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025

and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Enhanced Trigger Jump Securities with Auto-Callable Feature (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing price of each underlying fund is equal to or greater than 90% of its respective initial price, which we refer to as the call threshold level, on any determination date other than the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding. If, however, on any determination date the closing price of any underlying fund is less than its call threshold level, the securities will not be subject to an early redemption. If the securities have not previously been redeemed and the final price of each underlying fund is equal to or greater than 90% of its respective initial price, which we refer to as its maturity redemption threshold level, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 13.00% per annum, or $1,780.00. If, however, the securities have not previously been redeemed and the final price of any underlying fund is less than 90% of its respective initial price, which we refer to as its downside threshold level (which is also equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying fund with the lowest underlying return as compared to the other underlying funds (the “worst performing underlying fund”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying funds. Because all payments on the securities are based on the worst performing underlying fund and if the securities have not been previously redeemed, a decline on the final determination date beyond the respective downside threshold level of any underlying fund will result in a loss of a significant portion and, in extreme situations, all of your initial investment, even if any other underlying fund appreciates or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn a return at a potentially above-market rate in exchange for forgoing any current income and the risk of losing a significant portion and, in extreme situations, all of their initial investment at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying funds:

Shares of the Energy Select Sector SPDR® Fund (Bloomberg Ticker: “XLE UP”)

Shares of the Technology Select Sector SPDR® Fund (Bloomberg Ticker: “XLK UP”)

Shares of the Utilities Select Sector SPDR® Fund (Bloomberg Ticker: “XLU UP”)

Aggregate principal amount:	$11,350,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	January 30, 2026
Original issue date:

February 4, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

February 4, 2032, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any determination date other than the final determination date, the closing price of each underlying fund is equal to or greater than its respective call threshold level, the securities will be automatically redeemed for an early redemption amount on the first call payment date immediately following the related determination date.

Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date.
Determination dates; premiums:	The premium applicable to each determination date are based on a return of approximately 13.00% per annum and shall be as follows:
	Determination dates	Premium (per security)	Determination dates	Premium (per security)
	February 8, 2027 April 30, 2027 July 30, 2027 November 1, 2027 January 31, 2028 May 1, 2028 July 31, 2028 October 30, 2028 January 30, 2029 April 30, 2029	$130.00 $162.50 $195.00 $227.50 $260.00 $292.50 $325.00 $357.50 $390.00 $422.50

July 30, 2029

October 30, 2029

January 30, 2030

April 30, 2030

July 30, 2030

October 30, 2030

January 30, 2031

April 30, 2031

July 30, 2031

October 30, 2031

January 30, 2032 (the “Final Determination Date”)

$455.00 $487.50 $520.00 $552.50 $585.00 $617.50 $650.00 $682.50 $715.00 $747.50 Maturity Redemption Payment

Each determination date is subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement).

Call payment dates:

February 11, 2027, May 5, 2027, August 4, 2027, November 4, 2027, February 3, 2028, May 4, 2028, August 3, 2028, November 2, 2028, February 2, 2029, May 3, 2029, August 2, 2029, November 2, 2029, February 4, 2030, May 3, 2030, August 2, 2030, November 4, 2030, February 4, 2031, May 5, 2031, August 4, 2031 and November 4, 2031, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	●If the securities have not previously been redeemed and the final price of each underlying fund is equal to or greater than its respective maturity redemption threshold level:		the maturity redemption payment

●If the securities have not previously been redeemed and the final price of any underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level):

(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund.

If the securities have not previously been redeemed and the final price of any underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying fund.

Maturity redemption payment:	$1,780.00, which corresponds to a return of approximately 13.00% per annum
Underlying return:	The quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price*:

$51.05, which is the closing price of the shares of the Energy Select Sector SPDR® Fund on the pricing date

$143.88, which is the closing price of the shares of the Technology Select Sector SPDR® Fund on the pricing date

$43.25, which is the closing price of the shares of the Utilities Select Sector SPDR® Fund on the pricing date

Worst performing underlying fund:	The underlying fund with the lowest underlying return as compared to any other underlying fund
Call threshold level*:

$45.95, which is equal to 90% of its initial price of the shares of the Energy Select Sector SPDR® Fund

$129.49, which is equal to 90% of its initial price of the shares of the Technology Select Sector SPDR® Fund

$38.93, which is equal to 90% of its initial price of the shares of the Utilities Select Sector SPDR® Fund

Maturity redemption threshold level*:

$45.95, which is equal to 90% of its initial price of the shares of the Energy Select Sector SPDR® Fund

$129.49, which is equal to 90% of its initial price of the shares of the Technology Select Sector SPDR® Fund

$38.93, which is equal to 90% of its initial price of the shares of the Utilities Select Sector SPDR® Fund

Downside threshold level*:

$45.95, which is equal to 90% of its initial price of the shares of the Energy Select Sector SPDR® Fund

$129.49, which is equal to 90% of its initial price of the shares of the Technology Select Sector SPDR® Fund

$38.93, which is equal to 90% of its initial price of the shares of the Utilities Select Sector SPDR® Fund

Final price:	The closing price of each underlying fund on the final determination date
CUSIP / ISIN:	90310BL33 / US90310BL330
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100.00%	3.00%(a) + 0.50%(b) 3.50%	96.50%
Total		$11,350,000.00	$397,250.00	$10,952,750.00

* As may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement

(1)  UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $35.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount, which reflects:

(a) a fixed sales commission of $30.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $942.90. The estimated initial value of the securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 14 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025  Prospectus dated February 6, 2025

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm
Product Supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Enhanced Trigger Jump Securities with Auto-Callable Feature that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 6, 2025 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement and finally, the accompanying prospectus.

January 2026 Page 2

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Investment Summary

The Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032 based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing price of each underlying fund is equal to or greater than 90% of its respective initial price, which we refer to as its call threshold level, on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding and is based on a return of approximately 13.00% per annum of the stated principal amount. If the securities have not previously been redeemed and the final price of each underlying fund is equal to or greater than 90% of its respective initial price, which we refer to as its maturity redemption threshold level, the payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 13.00% per annum, or $1,780.00. If, however, the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund. The value of such cash payment will be less than 90% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment. In addition, investors will not participate in any appreciation of the underlying funds.

January 2026 Page 3

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Key Investment Rationale

The securities offer the opportunity for investors to receive a premium that increases the longer the securities are outstanding and based on a return of approximately 13.00% per annum of the stated principal amount if the closing price of each underlying fund is equal to or greater than its respective call threshold level on any determination date other than the final determination date. If the closing price of each underlying fund is equal to or greater than its respective call threshold level on any determination date other than the final determination date, the securities will be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the premium applicable to the related determination date. If the securities have not previously been redeemed and the final price of each underlying fund is equal to or greater than its respective maturity redemption threshold level, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 13.00% per annum, or $1,780.00. If, however, the securities have not previously been redeemed and the final price of any underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the worst performing underlying fund over the term of the securities. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1

On any determination date other than the final determination date, the closing price of each underlying fund is equal to or greater than its respective call threshold level.

￭The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding.

￭Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final price of each underlying fund is equal to or greater than its respective maturity redemption threshold level.

￭The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 13.00% per annum, or $1,780.00.

￭Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level).

￭The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund.

￭Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a premium or the maturity redemption payment, as applicable, if the closing price of any underlying fund is less than its respective call threshold level on any determination date other than the final determination date or less than its respective maturity redemption threshold level on the final determination date. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on any determination date other than the final determination date. If the securities are not redeemed prior to the final determination date and the final price of any underlying fund is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant portion and, in extreme situations, all of your initial investment at maturity.

January 2026 Page 4

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying fund.

￭You understand and accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each determination date.

￭You believe that the closing price of each underlying fund will be equal to or greater than its respective call threshold level on a determination date other than the final determination date, or if the securities are not automatically redeemed prior to maturity, that the final price of each underlying fund will be equal to or greater than its respective maturity redemption threshold level.

￭You understand and are willing to accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and you accept the risks of investing in securities with a return based on the worst performing underlying fund.

￭You understand and accept that you will not participate in any appreciation in the level of any underlying fund and that any potential positive return is limited to the return reflected by the premium or the maturity redemption payment, as applicable.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying funds.

￭You are willing to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels and the premiums and the maturity redemption amount specified on the cover hereof.

￭You are willing to forgo any dividends paid on the underlying funds and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 6 years, and accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying funds.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying fund.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each determination date.

￭You believe that the closing price of any underlying fund will decline during the term of the securities and is likely to be less than its respective call threshold level on each determination date other than the final determination date and less than its respective maturity redemption threshold level on the final determination date.

￭You do not understand or cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying fund.

￭You seek an investment that participates in the appreciation in the prices of the underlying funds or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying funds.

￭You are unwilling to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels, the premiums or the maturity redemption amount specified on the cover hereof.

￭You prefer to receive the dividends paid on the underlying funds or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 6 years, or you seek an investment for which there will be an active secondary market.

￭You do not understand or are not willing to accept the risks associated with the underlying funds.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

January 2026 Page 5

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios,

see “Hypothetical Examples” beginning on the following page.

January 2026 Page 6

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover hereof; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$100.00 $100.00 $100.00
Hypothetical Call Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$90.00, which is 90% of its initial price $90.00, which is 90% of its initial price $90.00, which is 90% of its initial price
Hypothetical Maturity Redemption Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$90.00, which is 90% of its initial price $90.00, which is 90% of its initial price $90.00, which is 90% of its initial price
Hypothetical Downside Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$90.00, which is 90% of its initial price $90.00, which is 90% of its initial price $90.00, which is 90% of its initial price
Hypothetical Premium:

1st Determination Date:

2nd Determination Date:

3rd Determination Date:

4th Determination Date:

5th Determination Date:

6th Determination Date:

7th Determination Date:

8th Determination Date:

9th Determination Date:

10th Determination Date:

11th Determination Date:

12th Determination Date:

13th Determination Date:

14th Determination Date:

15th Determination Date:

16th Determination Date:

17th Determination Date:

18th Determination Date:

19th Determination Date:

20th Determination Date:

$130.00 $162.50 $195.00 $227.50 $260.00 $292.50 $325.00 $357.50 $390.00 $422.50 $455.00 $487.50 $520.00 $552.50 $585.00 $617.50 $650.00 $682.50 $715.00 $747.50
Maturity Redemption Payment:	$1,780.00 per security
Stated Principal Amount:	$1,000.00 per security

January 2026 Page 7

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

In Example 1 and 2, the closing prices of the underlying funds fluctuate over the term of the securities and the closing price of each underlying fund is equal to or greater than its respective hypothetical call threshold level on a determination date prior to the final determination date and, consequently, the securities are automatically redeemed on the related call payment date. In Examples 3 and 4, the closing price of at least one underlying fund on each of the determination dates prior to the final determination date is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1						Example 2
Determination Dates	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Premium	Early Redemption Amount	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Premium	Early Redemption Amount
#1	$95.00 (at or above call threshold level)	$90.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	$130.00*	$1,130.00	$80.00 (below call threshold level)	$90.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#2	N/A	N/A	N/A	N/A	N/A	$90.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#3	N/A	N/A	N/A	N/A	N/A	$120.00 (at or above call threshold level)	$95.00 (at or above call threshold level)	$125.00 (at or above call threshold level)	$195.00*	$1,195.00
#4 - #20	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes the unpaid premium with respect to the determination date on which the closing price for each underlying fund is equal to or greater than its respective call threshold level and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the first determination date as the closing price of each underlying fund on such determination date is equal to or greater than its respective call threshold level. Because the closing prices of all of the underlying funds on the first determination date are equal to or greater than their respective call threshold levels, the securities are automatically redeemed early. Following the first determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Premium Applicable to First Determination Date = $1,000.00 + $130.00 = $1,130.00

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any further payments. Your total return per security in this example is $1,130.00 (a total return of 13.00% on the securities).

￭In Example 2, the securities are automatically redeemed following the third determination date as the closing price of each underlying fund on the third determination date is equal to or greater than its respective call threshold level. As the closing prices of all of the underlying funds on the third determination date are equal to or greater than their respective call threshold levels, the securities are automatically redeemed early. Following the third determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Premium Applicable to Third Determination Date = $1,000.00 + $195.00 = $1,195.00

In this example, the early redemption feature limits the term of your investment to approximately 18 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any further payments. Your total return per security in this example is $1,195.00 (a total return of 19.50% on the securities).

January 2026 Page 8

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$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Examples 3 and 4 illustrate the payment at maturity per security based on the final price of the worst performing underlying fund.

Example 3						Example 4
Determination Dates	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Premium	Early Redemption Amount	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Premium	Early Redemption Amount
#1	$80.00 (below call threshold level)	$90.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A	$90.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#2	$90.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A	$80.00 (below call threshold level)	$90.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#3	$80.00 (below call threshold level)	$90.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A	$90.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#4 - #20	Various (all below call threshold level)	Various (all at or above call threshold level)	Various (all at or above call threshold level)	N/A	N/A	Various (all at or above call threshold level)	Various (all below call threshold level)	Various (all below call threshold level)	N/A	N/A
Final Determination Date	$95.00 (at or above maturity redemption threshold level)	$105.00 (at or above maturity redemption threshold level)	$102.00 (at or above maturity redemption threshold level)	N/A	N/A	$40.00 (below maturity redemption threshold level and downside threshold level)	$90.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
Payment at Maturity	$1,780.00*					$400.00

* The maturity redemption amount, if any, will be paid at maturity.

￭In Example 3, on each determination date prior to the final determination date, the closing price of at least one of the underlying funds is less than its respective call threshold level. As a result, the securities are not redeemed and you do not receive the premium or early redemption amount following that determination date. Because the closing price of each underlying fund is equal to or greater than its maturity redemption threshold level, at maturity, you receive the maturity redemption amount of $1,780.00.

In this example, you receive the maturity redemption amount, equal to a total payment of $1,780.00 per security at maturity. Your total return per security in this example is $1,780.00 (a total return of 78.00% on the securities).

￭In Example 4, on each of the determination dates prior to the final determination date, the closing price of at least one underlying fund is less than its respective call threshold level. As a result, the securities are not redeemed and you do not receive the premium or early redemption amount following that determination date. Furthermore, because the final price of at least one underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level) on the final determination date, you are fully exposed to the decline in the worst performing underlying fund. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Fund)

= $1,000.00 + ($1,000.00 × -60.00%)

 = $400.00

In this example, because the final price of the worst performing underlying fund represents a 60.00% decline, you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying funds will be the worst performing underlying fund for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund over the term of the securities.

January 2026 Page 9

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The securities will not pay a premium or the maturity redemption payment, as applicable, if the closing price of any underlying fund is less than its respective call threshold level on any determination date other than the final determination date or less than its respective maturity redemption threshold level on the final determination date. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on any determination date other than the final determination date. If the securities are not redeemed prior to the final determination date and the final price of any underlying fund is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant portion and, in extreme situations, all of your initial investment at maturity.

You will be exposed to the market risk of each underlying fund on each determination date (including the final determination date) and any decline in the level of one underlying fund may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying fund. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final price of each underlying fund is equal to or greater than its respective maturity redemption threshold level (which is equal to its downside threshold level) and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant percentage or all of your principal amount equal to the underlying return of the worst performing underlying fund.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of each underlying fund is equal to or greater than its respective call threshold level.

￭No interest payments. UBS will not pay any interest with respect to the securities.

￭Higher premiums and a higher maturity redemption amount are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying funds generally reflects a higher expectation as of the pricing date that the closing price of any of the underlying funds could be less than its respective call threshold level on any determination date other than the final determination date and/or its respective maturity redemption threshold level and/or downside threshold level on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying fund. This greater expected risk will generally be reflected in higher premiums and a higher maturity redemption amount for that security. However, while the premiums and the maturity redemption amount are set on the pricing date based, in part, on the correlations of the underlying funds and each underlying fund’s volatility calculated using our internal models, an underlying fund’s volatility, and the correlation of the underlying funds, can change significantly over the term of the securities. The level of any underlying fund for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment

￭Reinvestment risk. The securities will be redeemed prior to maturity if the closing price of each underlying fund is equal to or greater than its respective call threshold level on any determination date prior to the final determination date and you will not receive any more premiums after the related call payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying funds is less than its call threshold level on any determination date prior to the final determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first call payment date. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built‑in costs such as dealer discounts and hedging costs.

￭Your potential return on the securities is limited to any premium or the return reflected by the maturity redemption amount and you will not participate in any appreciation of any underlying fund. The return potential of the securities is limited to the pre-specified premiums or the maturity redemption amount, regardless of the appreciation of the underlying funds. Because the premium increases the longer the securities have been outstanding, the premium payable with respect to earlier determination dates is less than the premium payable with respect to later determination dates. If the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will be subject to the decline in the price of the worst performing underlying fund from its initial price to its final price even though you cannot participate in any increases in the prices of the underlying funds. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying funds.

￭Your return on the securities may change significantly despite only a small difference in the final price of the worst performing underlying fund. Your return on the securities may change significantly despite only a small change in price of the worst performing underlying fund. For example, if the final price of the performing underlying fund is equal to its downside threshold level (which is equal to its maturity redemption threshold level), you would receive a positive return on your securities that is equal to the return represented by the maturity redemption payment, whereas a decline in the price of the worst performing underlying fund to a final price that is only slightly lower than its downside threshold level would instead result in a percentage loss of your principal amount equal to the underlying return of the worst performing underlying fund. The return on an investment in the securities in these two scenarios is significantly different despite only a small relative difference in the price of the worst performing underlying fund.

January 2026 Page 11

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￭Because the securities are linked to the performance of more than one underlying fund, there is an increased probability that you will not receive a premium on a determination date or the maturity redemption amount on the maturity date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a premium or the maturity redemption amount and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying fund or fewer underlying funds if their terms are otherwise substantially similar. With a greater total number of underlying funds, it is more likely that the closing price or the final price, as applicable, of any underlying fund will be less than its call threshold level, maturity redemption threshold level and/or downside threshold level. With three underlying funds, it is more likely that the performance of one pair of underlying funds will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying funds are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying fund is less than its respective call threshold level, maturity redemption threshold level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Funds

￭You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of exchange-traded funds (“ETFs”), American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying fund. Poor performance by any one underlying fund will negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. Accordingly, your investment is subject to the market risk of each underlying fund.

￭Market risk. The return on the securities, which may be negative, is directly linked to the performance of the underlying funds and indirectly linked to the performance of the assets comprising each fund (the “underlying constituents”) and their issuers (the “underlying constituent issuers”). The prices of the underlying funds can rise or fall sharply due to factors specific to each underlying fund, such as stock price volatility; earnings and financial conditions; corporate, industry and regulatory developments; management changes and decisions and other events; general market factors, such as general market levels, interest rates and economic and political conditions; and the composition of the underlying funds. Coronavirus or any other communicable disease or infection may adversely affect the issuers of the underlying constituents and, therefore, the underlying funds. You, as an investor in the securities, should conduct your own investigation into the investment adviser of each underlying fund (the “underlying fund issuers”) and the underlying funds for your securities. For additional information regarding the underlying funds and the underlying fund issuers, please see “Information About the Underlying Funds” herein and the underlying fund issuers' SEC filings referred to in that section. We urge you to review information filed periodically by the underlying fund issuers with the SEC.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall and there can be no assurance that the closing price of each underlying fund will be equal to or greater than its call threshold level on any determination date prior to the final determination date, or, if UBS does not elect to call the securities, that the final price of each underlying fund will be equal to or greater than its maturity redemption threshold level and/or downside threshold level. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying fund issuers and the underlying constituents. You should be willing to accept the risks associated with the relevant markets tracked by each underlying fund in general and each underlying constituent in particular, and the risk of losing a significant portion or all of your initial investment.

￭The underlying funds are ETFs and their value may not completely track the value of its underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of its underlying constituents, their values may not completely track the values of their underlying constituents. The values of the underlying funds will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying funds are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying funds or that there will be liquidity in the trading market.

￭Fluctuation of NAV. The net asset value (the ``NAV”) of each underlying fund may fluctuate with changes in the market value of its underlying constituents. The market prices of the underlying funds may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents of an underlying fund may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of that underlying fund and may adversely affect the liquidity and prices of the underlying funds, perhaps significantly. For any of these reasons, the market prices of the underlying funds may differ from their respective NAV per share and may trade at, above or below their NAV per share.

￭No affiliation with the underlying fund issuers or their investment advisers. Neither the underlying fund issuers nor their respective investment advisers, as specified under “Information About the Underlying Funds”, are affiliates of ours nor are they involved with the securities in any way, and no such entity has any obligation to consider your interests in taking any corporate actions

January 2026 Page 12

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that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying funds from publicly available information and have not made any due diligence inquiry with respect to any underlying fund.

￭Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a specific index as specified under “Information About the Underlying Funds” (its “target index”), various factors, including fees and other transaction costs, will prevent an underlying fund from correlating exactly with changes in the level of its target index. Additionally, although the performance of an underlying fund seeks to replicate the performance of its target index, an underlying fund may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. Accordingly, the performance of each underlying fund will not be equal to the performance of its target index during the term of the securities.

￭The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, each underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific underlying constituent is removed from its target index, the applicable underlying fund generally would not sell a security because such underlying constituent issuer was in financial trouble. In addition, the underlying funds are subject to the risk that the investment strategy of its investment adviser may not produce the intended results.

￭The securities are subject to risks associated with the energy sector. The securities are subject to risks associated with the energy sector because The Energy Select Sector SPDR® Fund (the “XLE Fund”) seeks to track the performance of The Energy Select Sector Index (its target index), which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the XLE Fund’s underlying constituents are issued by companies whose primary lines of business are directly associated with the energy sector. The XLE Fund's assets will be concentrated in the energy sector, which means the XLE Fund will be more affected by the performance of the energy sector than a fund that is more diversified. Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Securities prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact the performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may also be at risk for environmental damage claims.

￭The securities are subject to risks associated with the technology sector. The securities are subject to risks associated with the technology sector because the Technology Select Sector SPDR® Fund (the “XLK Fund”) seeks to track the performance of the Technology Select Sector Index (its “target index”), which is comprised of the stocks of companies in the technology sector of the S&P 500® Index. All or substantially all of the underlying constituents included in the XLK Fund are issued by companies whose primary line of business is directly associated with the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the index’s investments. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

￭The securities are subject to risks associated with the utilities sector. The securities are linked to the Utilities Select Sector SPDR® Fund (the “XLU Fund”) and are subject to risks associated with the utilities sector. The XLU Fund seeks to track the performance of the Utilities Select Sector Index, which is comprised of the stocks of companies representing the utilities sector of the S&P 500® Index. All or substantially all of the equity securities held by the XLU Fund are issued by companies whose primary business is directly associated with the utilities sector. The XLU Fund's assets will be concentrated in the utilities sector, which means the XLU Fund will be more affected by the performance of the utilities sector than a fund that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full

January 2026 Page 13

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or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.

Estimated Value Considerations

￭The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying funds, the volatility of the underlying funds, any dividends paid on the underlying funds, the correlation among the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates reduced the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Funds — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the securities and may stop making a market at any time. Even if there is a secondary market it may not provide enough liquidity to allow you to trade or sell the securities easily. If you are able to sell your securities prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates intend, but are not required to make a

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market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the correlation among the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; whether the underlying funds are currently or have been below their respective call threshold levelsthe composition of the underlying funds; the availability of comparable instruments; and the creditworthiness of UBS.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. We and our affiliates may engage in business with any related to the underlying funds, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the initial price and the final price of each underlying fund and whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing prices of the underlying funds.

The calculation agent can postpone the determination of the initial price, closing price or final price of any underlying fund (and therefore the related call payment date or maturity date, as applicable) if a market disruption event occurs and is continuing, on the pricing date, any determination date or the final determination date, respectively.

As UBS determines the economic terms of the securities, including the premium applicable to each determination date, call threshold levels, maturity redemption threshold levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the trade date could potentially affect the initial price of any underlying fund and, as a result, its call threshold levels, maturity redemption threshold levels and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of any underlying fund on any determination date (including the final determination date) and, accordingly, whether a premium is payable and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.

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￭We may engage in business with or involving one or more underlying fund issuers or investment advisers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying fund issuers or investment advisers without regard to your interests and thus may acquire non-public information about the underlying funds. Neither we nor any of our affiliates undertakes to disclose any such information to you.

￭Potential UBS impact on an underlying fund. Trading or transactions by UBS or its affiliates in an underlying fund, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying fund, may adversely affect the market price(s) or level(s) of that underlying fund on any determination date or the final determination date and, therefore, the market value of the securities and any payment on the securities.

￭Following certain events, the calculation agent can make adjustments to the underlying funds and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial price, coupon barrier, trigger price and/or final price of an underlying fund or any other term of the securities and, in some instances, may replace an underlying fund, for certain events affecting such underlying fund. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result. Following certain events relating to an underlying fund, such as its discontinuance, a delisting or suspension of trading, or a material modification, the return on the securities may be based on a share of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the affected ETF’s underlying constituents or on an alternative calculation of such ETF. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and

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cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

January 2026 Page 17

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Information About the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of each underlying fund as an indication of future performance.

The Energy Select Sector SPDR® Fund

We have derived all information contained herein regarding The Energy Select Sector SPDR® Fund (the “XLE Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLE Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLE Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index (the “target index”). The target index seeks to measure the performance of the energy segment of the U.S. equity market and includes companies that have been identified as energy companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLE Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLE Fund’s website. Expenses of the XLE Fund reduce the net asset value of the assets held by the XLE Fund and, therefore, reduce the value of the shares of the XLE Fund.

In seeking to track the performance of the target index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLE Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLE Fund are listed on the NYSE Arca under the ticker symbol “XLE”.

Information from outside sources including, but not limited to the prospectus related to the XLE Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLE Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLE Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

January 2026 Page 18

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Historical Information

The closing price of the underlying fund on January 30, 2026 was $51.05. The graph below shows the closing prices of the underlying fund for each day from January 1, 2016 to January 30, 2026. The dotted line represents its call threshold level, maturity redemption threshold level and downside threshold level of $45.95, which is equal to 90% of its initial price. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including the determination dates.

The Energy Select Sector SPDR® Fund – Daily Closing Prices January 1, 2016 to January 30, 2026

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January 2026 Page 19

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$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund

We have derived all information contained herein regarding The Technology Select Sector SPDR® Fund (the “XLK Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLK Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLK Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLK Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index (the “target index”). The target index seeks to measure the performance of the information technology segment of the U.S. equity market and includes companies that have been identified as information technology companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLK Fund’s website. Expenses of the XLK Fund reduce the net asset value of the assets held by the XLK Fund and, therefore, reduce the value of the shares of the XLK Fund.

In seeking to track the performance of the target index, the XLK Fund employs a replication strategy, which means that the XLK Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLK Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLK Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLK Fund are listed on the NYSE Arca under the ticker symbol “XLK”.

Information from outside sources including, but not limited to the prospectus related to the XLK Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLK Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLK Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

January 2026 Page 20

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Historical Information

The closing price of the underlying fund on January 30, 2026 was $143.88. The graph below shows the closing prices of the underlying fund for each day from January 1, 2016 to January 30, 2026. The dotted line represents its call threshold level, maturity redemption threshold level and downside threshold level of $129.49, which is equal to 90% of its initial price. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including the determination dates.

The Technology Select Sector SPDR® Fund – Daily Closing Prices January 1, 2016 to January 30, 2026

January 2026 Page 21

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund

We have derived all information contained herein regarding The Utilities Select Sector SPDR® Fund (the “XLU Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLU Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLU Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLU Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index (the “target index”). The target index seeks to measure the performance of the utilities segment of the U.S. equity market and includes companies that have been identified as utilities companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLU Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLU Fund’s website. Expenses of the XLU Fund reduce the net asset value of the assets held by the XLU Fund and, therefore, reduce the value of the shares of the XLU Fund.

In seeking to track the performance of the target index, the XLU Fund employs a replication strategy, which means that the XLU Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLU Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLU Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLU Fund are listed on the NYSE Arca under the ticker symbol “XLU”.

Information from outside sources including, but not limited to the prospectus related to the XLU Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLU Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLU Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

January 2026 Page 22

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Historical Information

The closing price of the underlying fund on January 30, 2026 was $43.25. The graph below shows the closing prices of the underlying fund for each day from January 1, 2016 to January 30, 2026. The dotted line represents its call threshold level, maturity redemption threshold level and downside threshold level of $38.93, which is equal to 90% of its initial price. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including the determination dates.

The Utilities Select Sector SPDR® Fund – Daily Closing Prices January 1, 2016 to January 30, 2026

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

We and/or our affiliates may presently or from time to time engage in business with the investment advisers and/or index sponsors. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying funds, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying funds. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying funds as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying funds.

The securities are not sponsored, endorsed, sold, or promoted by any investment advisers and/or index sponsor. The No investment adviser or index sponsor makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The investment advisers and/or index sponsors have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

January 2026 Page 23

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$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each call payment date shall be the date one business day prior to such scheduled call payment date; provided, however, that any premium payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying funds. If your securities are so treated, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. Subject to the “constructive ownership” rules of Section 1260 of the Code, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Section 1260. Because the underlying funds would be treated as “pass-thru entities” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260”, in the accompanying product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code, discussed above, should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and potential impact, of the above considerations.

January 2026 Page 24

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code, and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any issuer of any underlying fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an issuer of an underlying fund as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to any underlying fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of

January 2026 Page 25

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any contingent coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $35.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $35.00 reflecting a fixed sales commission of $30.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS

January 2026 Page 26

Enhanced Trigger Jump Securities with Auto-Callable Feature due February 4, 2032

$11,350,000 Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Technology Select Sector SPDR® Fund and the shared of the Utilities Select Sector SPDR® Fund

Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” of this document.

Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated January 29, 2026 filed on that date with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K and incorporated by reference into the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated December 6, 2024 filed with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

January 2026 Page 27